EXHIBIT 99.1

PRESS RELEASE

Silicon Labs Appoints Matt Johnson to President

Johnson to Accelerate Market Leadership and Growth of Wireless Connectivity for the IoT

AUSTIN, Texas – Apr. 22, 2021 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today announced the promotion of Matt Johnson to president. A widely experienced business, engineering and operations leader, Johnson served as the company’s senior vice president and general manager of IoT Products. He assumes the new role effective immediately and will continue to report to Silicon Labs CEO Tyson Tuttle.

“Since 2018, I’ve partnered with Matt on building and scaling our wireless connectivity business to serve a wide variety of growth markets, including home automation, personal medical, smart cities, and industrial IoT,” said Tuttle. “I’m extremely confident in Matt’s expertise and ability to manage the company’s day-to-day business and product development efforts. He will continue to play a central role in our company’s growth and focus the organization even more on accelerating our IoT market leadership.”

“Silicon Labs is the leader of intelligent connectivity with the unmatched breadth and depth of our wireless portfolio, world’s most secure IoT platform, and strong ecosystem, which includes tens of thousands of customers and hundreds of strategic partners,” said Johnson. “According to industry estimates, our products and technologies will address a $10 billion market by 2023, and I’m excited to rally our entire organization around this substantial growth opportunity.”

Johnson joined Silicon Labs in 2018 as senior vice president and general manager of IoT products. Prior to joining Silicon Labs, he served as senior vice president and general manager of automotive processing products and software development at NXP Semiconductors and Freescale Semiconductor.  Johnson also served as senior vice president and general manager of mobile solutions at Fairchild Semiconductor. He holds a B.S. in electrical engineering technology from the University of Maine and has completed executive programs at Harvard Business School and Stanford University. Johnson currently serves on the board of trustees for the Dell Children’s Medical Center Foundation.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Connect with Silicon Labs

Contact Silicon Labs PR team at pr@silabs.com.

Note to Editors: Silicon Laboratories, Silicon Labs, the "S" symbol, the Silicon Laboratories logo and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries.

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.